SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 13, 2004

Teleglobe International Holdings Ltd

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

000-50780	98-0417192
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 1154, 10 Queen Street, Hamilton, Bermuda	HM EX
(Address of principal executive offices)	(Zip Code)

(441) 296-4856

(Registrant’s Telephone Number)

ITEM 9.	REGULATION FD DISCLOSURE

The registrant’s Chief Executive Officer and Chief Financial Officer are making a series of presentations to financial analysts and anticipate using a presentation of information regarding the registrant and its business environment. For purposes of complying with Regulation FD, the registrant has attached the presentation to be given in exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELEGLOBE INTERNATIONAL HOLDINGS LTD.

By:	/s/ THEODORE M. WEITZ
Name:	Theodore M. Weitz
Title:	Executive Vice President and General Counsel

Date: July 13, 2004

EXHIBIT INDEX

Exhibit 99.1	Presentation distributed to financial analysts